EXHIBIT 5.1

                                                                 March 23, 1998

HEICO Corporation
3000 Taft Street
Hollywood, Florida 33021

     Re:  OFFERING OF COMMON STOCK OF HEICO CORPORATION

Gentleman:

         On the date hereof, HEICO Corporation, a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by certain selling shareholders of 218,590 shares of the Company's Common Stock, par value$.01 per share (the "Shares").

         We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended Articles of Incorporation and the Amended Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and related matters;
(iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinion herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certfied or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or rules and regulations of the Commission thereunder.


                                                    Sincerely,


                                                /s/ GREENBERG TRAURIG HOFFMAN
                                                    LIPOFF ROSEN & QUENTEL, P.A.